Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-97893, 333-47596, 333-03465, and 333-61611) of Shurgard Storage Centers, Inc. of our report dated April 23, 2004 relating to the consolidated financial statements, of Shurgard Self Storage, SCA which appears in this Annual Report on Form 10-K.

Brussels, May 14, 2004

/s/ Deloitte & Touche

Deloitte & Touche Bedrijfsrevisoron BV o.v.v.e. CVBA Represented by Daniel Kroes